                           LIMITED POWER OF ATTORNEY

      The undersigned, being an executive officer of MRC Global Inc. (the
"Corporation"), who will thereby be subject to the reporting obligations of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to securities of the Corporation, hereby constitutes and appoints, with full power of substitution or revocation, each of Daniel J. Churay and Ann D.
Gamett, or such attomey's-in-fact substitute or substitutes, as the undersigned's  true and lawful attomeys-in-fact  and agents to execute and file for and on behalf of the undersigned Forms 3, 4 and 5 with the Securities and
Exchange Commission (the "SEC"), and to perform all acts necessary in order  to execute  and file such  Forms  3, 4  and 5,  as he or she,  as applicable,
shall  deem appropriate.    The  undersigned  hereby  ratifies  and confirms
all that said  attomeys-in-fact and agents, or such attomey's-in-fact substitute or substitutes, shall do or cause to be done by virtue hereof.

      The  undersigned  acknowledges  that the foregoing  attomeys-in-fact,  in serving  in such capacity at the request of the undersigned, or such attomey's-
in-fact substitute or substitutes,  are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.  This Limited Power of Attomey shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attomeys-in-fact.

      This Limited Power of Attomey is effective as of March 15, 2021, and any previous power of attomey issued by the undersigned for the purpose of executing and filing Forms 3, 4 and 5 with the SEC with respect to holdings of and transactions  in securities issued by the Corporation  is hereby revoked
(without affecting the effectiveness of any such power of attomey prior to the date hereof).

                                                  /s/ Robert J. Saltiel Jr.
                                                  ------------------------------
                                                  Robert J. Saltiel Jr.